UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

THE KEYW HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34891	27-1594952
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (443) 733-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2012 The KEYW Holding Corporation (“KEYW”) as a guarantor entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) by and among itself, the KEYW Corporation, as the borrower (the “Borrower”), the domestic direct and indirect subsidiary guarantors of the Borrower, including recently acquired Poole & Associates, Inc., SenSage, Inc. and SenSage International Inc., (the “Subsidiary Guarantors”), the lenders identified in the Amended and Restated Credit Agreement (the “Lenders”) and Royal Bank of Canada, as Administrative Agent (the “Administrative Agent”). The Amended and Restated Credit supersedes that certain credit agreement dated as of October 1, 2012 (the “Prior Credit Agreement”) by and among KEYW, the Borrower, the Administrative Agent and the lenders and subsidiary guarantors identified therein.

The Amended and Restated Credit Agreement provides the Borrower a $70 million term loan (“Term Loan”) and a $50 million revolving credit facility (the “Revolver”) increasing the Term Loan and the Revolver each by $10 million over the Prior Credit Agreement and adds five additional lenders to the syndication. The Revolver includes a $10 million swing line and a $15 million letter of credit sub-facility.  The Amended and Restated Credit Agreement includes an uncommitted accordion facility (the “Accordion”) permitting the Borrower to obtain up to an additional $35 million, subject to certain conditions.

The five year Amended and Restated Credit Agreement bears cash interest at either selected LIBOR plus a specified margin based on KEYW’s then existing Senior Leverage Ratio (as defined in the Amended and Restated Credit Agreement) or an alternative base rate plus a specified margin. The Term Loan requires principal repayments at the end of each fiscal quarter and amortizes as follows: principal in the amount of $1.3125 million is payable on December 31, 2012 and at the end of each of the next three fiscal quarters, principal in the amount of $1.75 million is payable on December 31, 2013 and at the end of each of the next twelve fiscal quarters, principal in the amount of $4.375 million is payable on March 31, 2017 and June 30, 2017, and the remaining balance of the Term Loan matures October 1, 2017. The Term Loan and the Revolver are secured by a security interest and lien on substantially all of KEYW’s, the Borrower’s and the Subsidiary Guarantor’s assets including a pledge of one hundred percent of the equity securities of the Borrower and the Subsidiary Guarantors.

A copy of the Amended and Restated Credit Agreement is attached to this current report on Form 8-K as Exhibit 10.1, and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amended and Restated Credit Agreement and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Amended and Restated Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of November 20, 2012, among The KEYW Corporation, as the Borrower, the domestic direct and indirect subsidiaries of the Borrower and the KEYW Holding Corporation, as Guarantors, the lenders identified in the Amended and Restated Credit Agreement and Royal Bank of Canada, as Administrative Agent. (X)

(X)	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2012	THE KEYW HOLDING CORPORATION

	By:	/s/ John E. Krobath
Name: John E. Krobath
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of November 20, 2012, among The KEYW Corporation, as the Borrower, the domestic direct and indirect subsidiaries of the Borrower and the KEYW Holding Corporation, as Guarantors, the lenders identified in the Amended and Restated Credit Agreement and Royal Bank of Canada, as Administrative Agent.

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